UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 1, 2019

Date of Report (Date of earliest event reported)

Cerus Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2550 Stanwell Drive Concord, California		94520
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2019, Cerus Corporation (the “Company”) entered into a Second Amendment to Rights Agreement (the “Amendment) with Equiniti Trust Company (the “Rights Agent”) to amend that certain Rights Agreement, dated as of November 3, 1999, with Norwest Bank Minnesota, N.A., a predecessor to the Rights Agent, which was subsequently amended as of August 6, 2001 and October 28, 2009 (the “Rights Agreement”).

The Amendment accelerates the expiration of the Company’s preferred share purchase rights (the “Rights”) from the close of business on October 27, 2019, to the close of business on March 1, 2019, and has the effect of terminating the Rights Agreement on that date. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement expired.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 1, 2019, Laurence M. Corash, M.D. informed the Company that he does not intend to stand for reelection to the Company’s Board of Directors (the “Board”) at the Company’s 2019 annual meeting of stockholders. Dr. Corash’s intention not to stand for reelection to the Board is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) On March 1, 2019, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Jami Dover Nachtsheim to the Board, which election was effective upon her acceptance on March 4, 2019. Ms. Nachtsheim will serve in the class of directors whose term of office expires at the Company’s 2019 annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal. Ms. Nachtsheim currently serves as a member of the Board of Directors of Intuitive Surgical, Inc.

Pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy, adopted by the Board on March 2, 2018 (the “Director Policy”), as a non-employee member of the Board, Ms. Nachtsheim is entitled to receive an annual cash retainer in the amount of $40,000 for her service as a Board member, paid in quarterly installments. In addition to the cash retainer, Ms. Nachtsheim will be reimbursed for reasonable expenses incurred in attending meetings of the Board. As a non-employee director, Ms. Nachtsheim is not entitled to perquisites or retirement benefits.

In connection with her election, Ms. Nachtsheim received an initial stock option grant under the Company’s Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan”) and pursuant to the Director Policy for the number of shares of the Company’s common stock equal to (i) $93,750, divided by (ii) the Black-Scholes value of a stock option share, determined using the average daily closing sales price per share of the Company’s common stock for the thirty (30) market trading days immediately prior to the grant date (the “Average 30-Day Price”), with the resulting number rounded down to the nearest whole share, with such stock option vesting in thirty-six (36) equal monthly installments following the date of grant, subject to Ms. Nachtsheim’s continued service on the Board. Ms. Nachtsheim also received a restricted stock unit award (“RSU”) for the number of shares of the Company’s common stock equal to (i) $93,750, divided by (ii) the Average 30-Day Price, with the resulting number rounded down to the nearest whole share, with such RSU vesting in three (3) annual installments following the date of grant, also subject to Ms. Nachtsheim’s continued service on the Board.

Ms. Nachtsheim will automatically receive, pursuant to the Director Policy, an option to purchase the number of shares of the Company’s common stock equal to (i) $62,500, divided by (ii) the Black-Scholes value of a stock option share, determined using the Average 30-Day Price, with the resulting number rounded down to the nearest whole share (the “Annual Option”), and an RSU for the number of shares of the Company’s common stock equal to (x) $62,500, divided by (y) the Average 30-Day Price, with the resulting number rounded down to the nearest whole share (the “Annual RSU”), on the date of each annual meeting of the stockholders of the Company if she has been a member of the Board for at least twelve (12) months prior to the date of the applicable annual meeting and is serving as a non-employee director as of such date. The Annual Option will vest in twelve equal monthly installments beginning one month from the date of grant, with full vesting to occur on the earlier of one year from the grant date, or the trading day immediately prior to date of the next annual meeting. The Annual RSU will vest 100% upon the earlier of one year from the grant date, or the trading day immediately prior to date of the next annual meeting. Annual equity grants under the Director Policy are non-discretionary. All options granted pursuant to the Director Policy have a term of ten years, have an exercise price equal to 100% of the fair market value of the Company’s common stock on the date of grant and are subject to the terms of the 2008 Plan. In the event of a “change in control” of the Company, as defined by the 2008 Plan, all outstanding equity held by Ms. Nachtsheim will become fully vested immediately prior to such change in control event, subject to Ms. Nachtsheim’s “continuous service,” as defined by the 2008 Plan, to the Company at such time.

In connection with Ms. Nachtsheim’s election to the Board, she and the Company will enter into the Company’s standard indemnity agreement for the Company’s directors and officers, which requires the Company to indemnify Ms. Nachtsheim, under the circumstances and to the extent provided for therein, against certain expenses and other amounts incurred by Ms. Nachtsheim as a result of being made a party to certain actions, suits, proceedings and the like by reason of her position as a director of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year.

On March 4, 2019, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware eliminating all provisions of the Certificate of Designation filed by the Company with the Delaware Secretary of State on July 6, 1998 related to the Series A Preferred Stock and all provisions of the Certificate of Designation filed by the Company with the Delaware Secretary of State on November 5, 1999 related to the Series C Junior Participating Preferred Stock.

The foregoing is a summary of the terms of the Certificate of Elimination. The summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

3.1	Certificate of Eliminations of Series A Preferred Stock and Series C Junior Participating Preferred Stock of Cerus Corporation.

4.1	Second Amendment to Rights Agreement by and between Cerus Corporation and Equiniti Trust Company, dated March 1, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CERUS CORPORATION

Dated: March 5, 2019	By:	/s/ Chrystal Menard
	Name:	Chrystal Menard
	Title:	Chief Legal Officer and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Document

3.1	Certificate of Elimination of Series A Preferred Stock and Series C Junior Participating Preferred Stock of Cerus Corporation.

4.1	Second Amendment to Rights Agreement by and between Cerus Corporation and Equiniti Trust Company, dated March 1, 2019.

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